                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is executed ________ __, 2000, by and between WATER PIK TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 23 Corporate Plaza, Suite 246, Newport Beach, California 92660 (the "Company" or "Employer"), and ______(name)_________, an individual residing in the State of California (the "Executive").

         RECITALS:

A. The Executive is experienced in ___________________ and is desirous of becoming _______(title)_____________of the Company.

B. The Company believes the Executive will contribute to the growth and profitability of the Company and desires to employ the Executive as the _________(title_________ of the Company.

C. Executive represents that he/she has a right to enter into this Agreement, that there are no restrictions imposed on her by any third party Agreement which would prevent him/her from honoring all terms of this Agreement, and that he/she will not enter into any arrangement in conflict with the terms of this Agreement.

D. The Executive is willing to make him/her services available to the Company on the terms and conditions hereinafter set forth.

AGREEMENT

         Therefore, in consideration of the premises, mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and the Executive hereby agree as follows:

         1. Employment. Commencing on ___________, 2000, (the "Effective Date"), Employer, in reliance on the representations of Executive set forth herein, shall employ the Executive and the Executive shall accept employment by Employer, upon the terms and conditions set forth in this Agreement. The effectiveness of this Agreement is subject to the Executive's satisfactory completion of the Company's standard pre-employment physical examination and drug and alcohol screen.

         2. Term. The term of employment (the "Term") of this Agreement shall begin on the Effective Date and, except as otherwise provided in Sections 7, 8, 9, 10, 11 and 12 below, shall end on the first anniversary date of the Effective Date. The Term shall be automatically extended for one (1) additional month commencing on the Effective Date and on the last day of each calendar month thereafter (each, an "Extension Date") unless one party gives written notice to the other on or before an Extension Date. As of the last day of the month in which a notice not to renew is delivered, the Term of this Agreement shall be twelve (12) months and shall not be further extended. The last day of the calendar month in which the Term hereof, as extended from time to time, is then due to expire is hereinafter referred to as the "Expiration Date."

         3. Duties. The Executive will serve as ________(title)_________ of the Company and shall report to the ________________________. The Executive shall perform such duties as are consistent with the role of _____(title)_________ of the Company and such other duties as may be reasonably assigned to him/her by the CEO.

         4. Compensation. During the Term, Executive shall be compensated as follows:

                  (a) Salary. Executive shall be paid an annual salary of $_______ (the "Annual Base Salary"), to be distributed in equal periodic installments according to Employer's customary payroll practices. The Annual Base Salary will be reviewed annually by the CEO and increased (but not decreased) if the CEO, in his or her discretion, determines an increase to be appropriate, based on the types of factors the CEO usually takes into account in reviewing executive level salaries, including, but not limited to, cost-of-living factors.

                  (b) Annual Incentive Compensation. The Company will provide the Executive with a target bonus opportunity of _____% of Annual Base Salary (the "Performance Bonus") under the Company's annual incentive bonus plan, subject to the approval of the Company's Board of Directors or applicable committee thereof. The annual incentive compensation paid pursuant to this subparagraph (b) is referred to as the "Performance Bonus."

                  (c) Stock Options. The Company will grant to the Executive options to purchase _______ shares of common stock of WPTI subject to the approval of the Company's Board of Directors or applicable committee thereof. The options shall be issued within the first three (3) months of employment (the "Issue Date") and shall have a 10-year term. The purchase price for the shares issuable upon exercise of the options shall equal the average of the high and low sales prices of a share of common stock of the Company on the Issue Date. The options would be issued pursuant to a plan, the shares of which will be registered on a registration statement on Form S-8 with the Securities and Exchange Commission, which registration statement shall be declared effective prior to the earliest exercise date. The options shall become exercisable cumulatively in accordance with the following schedule: 20% of the shares covered herein at any time after the first anniversary of the Issue Date, an additional 30% of the shares covered herein at any time after the second anniversary of the Issue Date, and the remaining 50% of the shares covered herein at any time after the third anniversary of the Issue Date. In the event of a "Change in Control" as defined herein, all options outstanding shall become immediately exercisable; provided, however, this provision shall not be applicable if any Change in Control results from Executive's beneficial ownership (within

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the meaning of Rule 13d.3 under the Securities Exchange Act) of common stock or
Company voting securities.

         5.       Expense Reimbursement and Other Benefits.

                  (a) Reimbursement of Expenses. During the term of Executive's employment hereunder, Employer, upon the Executive's submission of proper substantiation in accordance with Employer's standard procedure, including copies of all relevant invoices, receipts or other evidence reasonably requested by Employer, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of Employer.

                  (b) Employee Benefits. The following benefits shall be provided by the Company: (i) Executive shall participate in the Group Health and Hospitalization Plan, Group Life Insurance Plan, Group Disability Insurance Plan and all other insurances, or insurance plans and all employee benefit plans provided to employees of the Company (collectively, the "Welfare Benefits"), and executive benefits and bonuses covering employees of the Company as are now or may in the future be in effect, subject to applicable eligibility requirements; and (ii) the Executive shall participate in accordance with their respective terms in any defined benefit and defined contribution plans provided to employees of the Company.

                  (c) Automobile. During the Term, Employer shall provide the Executive with a car allowance of _____ per month.

                  (d) Vacation. During the Term, the Executive will be entitled to four (4) weeks paid vacation for each year. The Executive will also be entitled to the paid holidays and other paid leave set forth in Employer's policies. Vacation days and holidays during any fiscal year that are not used by the Executive during such fiscal year may not be carried over and used in any subsequent fiscal year.





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         6.       Restrictions.

                  (a) Non-competition. During the Term and for a one (1) year period after the termination of the Term for any reason, the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an executive, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Company (for this purpose, any business that engages in the development, manufacture, distribution or sale of products similar to those products developed, manufactured, distributed, sold or in development by the Company at the time of termination of the Agreement shall be deemed to be in competition with the Company); provided that such provision shall not apply to the Executive's ownership of Common Stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the NASDAQ Stock Market, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than 5% of any class of capital stock of such corporation.

                  (b) Nondisclosure. During the Term and for a one (1) year period after the termination of the Term for any reason, the Executive shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through her employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally known, about the Company or its or their respective businesses. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law. None of the foregoing obligations and restrictions apply to any Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of disclosure by the Executive.


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                  (c) Nonsolicitation of Employees and Clients. During the Term
and for a one (1) year period after the termination of the Term for any reason, the Executive shall not, directly or indirectly, for herself or for any other person, firm, corporation, partnership, association or other entity, other than in connection with the performance of Executive's duties under this Agreement,
(i) solicit for employment or attempt to employ or enter into any contractual arrangement with any employee or former employee of Employer, unless such employee or former employee has not been employed by Employer for a period in excess of six (6) months, (ii) call on or solicit any of the actual or targeted prospective clients of Employer on behalf of any person or entity in connection with any business competitive with the business of Employer, and/or (iii) make known the names and addresses of such clients or any information relating in any manner to Employer's trade or business relationships with such customers (unless the Executive can demonstrate that such information was or became generally available to the public other than as a result of a disclosure by the Executive).

                  (d) Ownership of Developments. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Executive during the course of performing work for Employer or its customers (collectively, the "Work Product") shall belong exclusively to Employer and shall, to the extent possible, be considered a work made by the Executive for hire for Employer within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for Employer, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of Employer, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

                  (e) Books and Records. All books, records, and accounts relating in any manner to the customers of Employer, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of Employer and shall be returned immediately to Employer on termination of the Executive's employment hereunder or on Employer's request at any time.

                  (f) Definition of Company. Solely for purposes of this Section 6, the term "Company" also shall include, along with all current direct and indirect subsidiaries, any existing or future subsidiaries of the Company or the Parent Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company or the Parent Company during the periods described herein.


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
                  (g) Acknowledgment by Executive. The Executive acknowledges and confirms that (i) the restrictive covenants contained in this Section 6 are reasonably necessary to protect the legitimate business interest of Employer including the legitimate interests of the Company, and (ii) the restrictions contained in this Section 6 (including without limitation the length of the term of the provisions of this Section 6) are not overbroad, over long, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that her full, uninhibited and faithful observance of each of the covenants contained in this Section 6 will not cause her any undue hardship, financial, or otherwise, and that enforcement of each of the covenants contained herein will not impair her ability to obtain employment commensurate with her abilities and on terms fully acceptable to her or otherwise to obtain income required for the comfortable support of her and her family and the satisfaction of the needs of her creditors. The Executive acknowledges and confirms that her special knowledge of the business of the Company is such as would cause Employer serious injury or loss if she were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Section 6. The Executive further acknowledges that the restrictions contained in this Section 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, Employer's successors and assigns.

                  (h) Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Section 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

                  (i) Extension of Time. If the Executive shall be in violation of any provision of this Section 6 then each time limitation set forth in this
Section 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If Employer seeks injunctive relief from such violation in any court, then the covenants set forth in this
Section 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

                  (j) Survival. The provisions of this Section 6 shall survive the termination of this Agreement, as applicable.

         7. Death. The Term shall terminate upon the death of the Executive and be of no further force or effect. Upon such termination, Employer will pay the Executive's estate a lump sum equal to the sum of (A) the product of one-twelfth of the Annual Base Salary at the date of termination multiplied by the number of months including fractions thereof remaining in the Term, and (B) the product of one-twelfth of the Performance Bonus multiplied by the number of months remaining in the Term. Employer reserves the right to provide this amount through a policy of insurance on the life of the Executive.


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
         8. Disability. If during the Term Executive is unable to perform her services, by reason of illness or incapacity, for a period of 180 consecutive days or more, Employer may, at its option, upon written notice to Executive, terminate the Term and her employment hereunder. If the Term is terminated as a result of the Executive's disability, Employer will pay the Executive the product of one-twelfth of her Annual Base Salary at the date of termination for the period remaining in the Term, to be distributed in periodic installments according to Employer's customary payroll practices, and a lump sum equal to the product of one-twelfth of the Performance Bonus multiplied by the number of months remaining in the Term, to be paid at the time of such termination. Employer shall also continue to pay the premiums for the same or substantially similar Welfare Benefits for the remainder of the Term. Notwithstanding the foregoing, if the Executive shall find other employment during the period she is receiving payments pursuant to this Section 8, then the Executive shall promptly notify Employer in writing of the date and terms of such employment and Employer shall be entitled to reduce the amount payable to the Executive pursuant to this
Section 8 during the period from the commencement of such other employment by the cash compensation received and to be received by the Executive for services rendered in connection with such other employment. Employer reserves the right to provide this benefit through a policy of insurance.

         9.       Termination for Cause.

                  (a) Employer shall have the right to terminate the Term and the Executive's employment hereunder for Cause (as defined below). Upon any termination pursuant to this Section 9, Employer shall pay to the Executive any unpaid Annual Base Salary through the effective date of termination specified in such notice. Employer shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)).

                  (b) For purposes hereof, the term "Cause" shall mean the Executive's conviction of a felony, the Executive's personal dishonesty directly affecting the Company; willful misconduct or gross negligence (which shall require prior written notice to the Executive from the CEO unless not curable or such misconduct or gross negligence is injurious to Employer); breach of a fiduciary duty involving personal profit to the Executive; or intentional failure to substantially perform her duties after written notice to the Executive from the CEO that, in the reasonable judgment of the CEO, the Executive has failed to perform specific duties.

         10. Termination Without Cause. At any time Employer shall have the right to terminate the Term and the Executive's employment hereunder by written notice to the Executive. Upon any termination pursuant to this Section 10 (that is not a termination under any of Sections 7, 8, 11 or 12), Employer shall pay to the Executive a lump sum equal to the sum of (A) the product of one-twelfth of the Annual Base Salary at the date of termination multiplied by the number of months remaining in the Term, and (B) the

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product of one-twelfth of the Performance Bonus multiplied by the number of months remaining in the Term. Employer shall also continue to pay the premiums for the same or substantially similar Welfare Benefits and the Executive shall be entitled to the other benefits set forth in Section 5(b), (c) and (d) for the remainder of the Term. In the event such entitlement is not allowed by law, the Executive shall be entitled to the cash equivalent of that benefit. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)). The Executive shall be entitled to receive all severance payments and benefits hereunder regardless of any future employment undertaken by the Executive as long as she is in full compliance with the terms of this Agreement.

         11.      Termination by Executive.

                  (a) The Executive shall at all times have the right, upon 30 days written notice to Employer, to terminate the Term and her employment hereunder.

                  (b) Upon any termination pursuant to this Section 11 by the Executive without Good Reason (as defined below), Employer shall pay to the Executive any unpaid Annual Base Salary through the effective date of termination specified in such notice. Employer shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)). The Executive shall be entitled to receive all severance payments and benefits hereunder regardless of any future employment undertaken by the Executive as long as she is in full compliance with the terms of this Agreement.

                  (c) Upon any termination pursuant to this Section 11 by the Executive for Good Reason, Employer shall pay to the Executive the same amounts that would have been payable by Employer to the Executive under Section 10 of this Agreement if the Executive's employment had been terminated by Employer without Cause. Employer shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)).

                  (d) For purposes of this Agreement, "Good Reason" shall mean
(A) the occurrence of a Change in Control (as defined in Section 12 hereof) in Employer during the Term and (B) prior to the earlier of the expiration of the Term and one (1) year after the date of the Change in Control, the Term and Executive's employment with Employer is terminated by Employer without Cause, as defined in Section 9(b) (and other than pursuant to Section 7 by reason of the Executive's death or Section 8 by reason of the Executive's disability) or the Executive terminates the Term and her employment as a result of (i) the assignment to the Executive of duties which are materially inconsistent with or substantially lesser in responsibility and scope than those usually performed by a Vice President of the Company, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Employer promptly

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after receipt of notice thereof given by the Executive; or (ii) the failure by
Employer to comply with any of the material provisions of Section 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by Employer promptly after receipt of notice thereof given by the Executive.

                  12.      Change in Control.

                  (a) For purposes of this Agreement, the term "Change in Control" shall mean:

                           (i) Approval by the stockholders of Employer of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of Employer immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (y) a liquidation or dissolution of Employer or (z) the sale of all or substantially all of the assets of Employer (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

                           (ii) Individuals who constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Incumbent Board, provided that any person becoming a director subsequent to the date hereof, whose election, or nomination for election by stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                           (iii) The acquisition (other than from Employer) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act (excluding, for this purpose, Employer or its subsidiaries, or any executive benefit plan of Employer or its subsidiaries) which acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act), of 20% or more of either the then outstanding shares of the Company or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the applicable entity.


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                  (b) The payments made pursuant to the provisions of Section 11 as a result of a termination by the Executive for the Good Reason described in
Section 11(d) above shall be in lieu of any and all compensation due to Executive for the years that would otherwise be remaining in the Term. Upon receipt of said lump sum payment, this Agreement and all rights and duties of the parties shall be terminated, except as follows. In consideration for such lump sum payment and for the right to terminate under the conditions set forth above, Executive agrees to consult with Employer (or its successors), and its officers if requested to do so for a period of at least one (1) year from the date of such termination. However, Executive shall be required to devote only such part of her time to such services as Executive believes reasonable in Executive's sole discretion, including not interfering with Executive's employment, and the time and date such services are offered shall be determined by Executive so long as that time and date is within a reasonable period of time after the request. It is expressly agreed that the Company's rights to avail itself of the advice and consultation services of Executive shall at all times be exercised in a reasonable manner, that adequate notice shall be given to Executive in such events, and that non-compliance with any such request by Executive for good reason, including, but not limited to, ill health or prior commitments, shall not constitute a breach or violation of this Agreement. Executive agrees that, except for reimbursement of all reasonable expenses incurred by her with respect to such consultation and advisory services, payable as such consultation and advisory services are rendered, she shall not be entitled to any further compensation. It is understood that in furnishing any advisory and consulting services provided herein, Executive shall not be an executive of Employer but shall act in the capacity of independent contractor.

         13. Waivers. It is understood that either party may waive the strict performance of any covenant or agreement made herein; however, any waiver made by a party hereto must be duly made in writing in order to be considered a waiver, and the waiver of one covenant or agreement shall not be considered a waiver of any other covenant or agreement unless specifically in writing as aforementioned.

         14. Savings Provisions. The invalidity, in whole or in part, of any covenant or restriction, or any section, subsection, sentence, clause, phrase or word, or other provisions of this Agreement, as the same may be amended from time to time shall not affect the validity of the remaining portions thereof.

         15. Governing Law. The Agreement shall be construed in accordance with and governed by the laws of the State of California without giving effect to its choice of law provisions.

         16. Notices. If either party desires to give notice to the other in connection with any of the terms and provisions of this Agreement, said notice must be in writing and shall be deemed given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent

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by a nationally recognized overnight delivery service (receipt requested), in each case addressed to the party for whom it is intended as follows (or such other addresses as either party may designate by notice to the other party and, after the IPO/Spin-off, at the Parent Company's or Company's then principal executive offices):

                  If to Employer:   Michael P. Hoopis
                                    Water Pik Technologies, Inc.
                                    23 Corporate Plaza
                                    Suite 246
                                    Newport Beach, CA 92660

                  If to Executive:  At the most recent home address of the
                                    Executive on the official
                                    records of the Employer

         17. Default. In the event either party defaults in the performance of its obligations under this Agreement, the non-defaulting party may, after giving 30 days notice to the defaulting party to provide a reasonable opportunity to cure such default, proceed to protect its rights by suit in equity, action at law, or, where specifically provided for herein, by arbitration, to enforce performance under this Agreement or to recover damages for breach thereof, including all costs and attorneys' fees, whether settled out of court, arbitrated, or tried (at both trial and appellate levels).

         18. Section 162(m) Limits. Notwithstanding any other provision of this Agreement, if and to the extent that any remuneration payable by Employer to the Executive for any year would exceed the maximum amount of such remuneration that Employer may deduct for that year by reason of Section 162(m) of the Code, payment of the portion of the remuneration for that year that would not be so deductible under Section 162(m) shall, in the sole discretion of the Board, be deferred so that it shall become payable at such time or times as the Board reasonably determines that it would be deductible by Employer under Section 162(m), with interest at the "short-term applicable federal rate" as such term is defined in Section 1274(d) of the Code.

         19. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than Employer, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         20. Waiver of Jury Trial. ALL PARTIES KNOWINGLY WAIVE THEIR RIGHTS TO REQUEST A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT OF LAW, TRIBUNAL OR LEGAL PROCEEDING INVOLVING THE PARTIES HERETO OR ANY DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT.

         21.      Successors.


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
                  (a) This Agreement shall inure to the benefit of and be binding upon the Executive and the Executive's assigns, heirs, representatives or estate.

                  (b) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

         IN WITNESS WHEREOF, WATER PIK TECHNOLOGIES, INC., by its appropriate officer, signed this Agreement and Executive has signed this Agreement, as of the day and year first above written.


                                WATER PIK TECHNOLOGIES, INC.


                                By:
                                             Michael P. Hoopis
                                   President and Chief Executive Officer



                                EXECUTIVE



                                                  (name)






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
                    Schedule to Form of Employment Agreement


          NAME                TITLE            BASE SALARY               ADDITIONAL PAYMENTS         NUMBER OF OPTIONS

Theresa Hope-Reese        Vice President -       $185,000                $20,000 over 2 years          25,000
                          Human Resources

Richard D. Tipton         Vice President,        $180,000                          -                   30,000
                          General Counsel



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